EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-258491 and 333-281565) and Form S-8 (File Nos. 333-125816, 333-167577, 333-224810 and 333-276972) of our report dated February 27, 2025 relating to the consolidated financial statements of Intrusion Inc. appearing in this Annual Report on Form 10-K of Intrusion, Inc. for the year ended December 31, 2024.

/s/ Whitley Penn LLP

Dallas, Texas

February 27, 2025